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                                  EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT
                  (PERTAINING TO CINESCOPE ENTERPRISES, INC.)
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                           ASSETS PURCHASE AGREEMENT

                 ASSETS PURCHASE AGREEMENT is entered into as of August 15, 1995, by and between PANORAMA INTERNATIONAL PRODUCTIONS, INC., a Delaware corporation, or its assigns (the "Buyer") and CINESCOPE ENTERPRISES, INC. D/B/A PANORAMA INTERNATIONAL PRODUCTIONS, a California corporation (the "Seller").

                 Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, all of the assets of Seller as set forth on Schedule 1.1, including but not limited to Seller's entire video tape and film library excluding Excluded Assets as defined below in Section 1.1.2 (the "Assets").

                 Accordingly, in consideration of the premises and in reliance upon the mutual representations, warranties, covenants and agreements hereinafter set forth, and upon the terms and subject to the conditions hereinafter set forth, the parties agree as follows:

                   1.1    Transfer of Assets and Assumption of Liabilities

                          1.1.1   Assets to be Transferred.  Subject to the
terms and conditions of this Agreement, Seller on the Closing Date shall sell, assign, transfer and convey to Buyer and Buyer on the Closing Date shall purchase from Seller all of the Assets of Seller wherever such Assets may be situated, except for Excluded Assets, including, but not limited to, (a) all video tapes and films (including masters, dubbing copies of masters, scripts and production elements), (b) books and records applicable to the operation of the business of Seller, (c) licenses, (d) all patents, patent rights, copyrights, trademarks, servicemarks and patent, copyright, trademark or servicemark applications, including the corporate name Cinescope Enterprises, Inc. and the trade
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name Panorama International Productions and any derivatives thereof, and all ideas, knowhow, trade secrets, inventions, technology, designs and any other proprietary rights which Seller owns pertaining to its video tape and film library (collectively, the "Proprietary Rights"), (e) leases, (f) all telephone numbers and post office boxes of Seller, and (g) all other agreements as set forth on Schedule 3.9. The Assets shall be delivered on the Closing Date, free and clear of and expressly excluding all debts, liabilities, obligations, taxes, liens and encumbrances of any kind, character or description, whether accrued, absolute, contingent or otherwise (and whether or not reflected or reserved against in the balance sheets, books of account and records of Seller), except as expressly described in Schedule 1.1.2 attached hereto.

                          1.1.2   Excluded Assets.  There shall be excluded
from the Assets: (a) copies of Seller's tax returns and other documents which Seller is required by law to keep in its possession; and (b) Seller's cash on hand as of the Closing Date and all other cash in any of Seller's bank deposits or savings accounts as well as certificates of deposit with various banking institutions; (c) receivables generated prior to the Closing Date in the normal course of business from non-affiliated parties; (d) tax refunds; and (e) receivables generated in the normal course of business from affiliates of Seller as set forth on Schedule 1.1.2. All other excluded Assets, if any, shall be set forth on Schedule 1.1.2.

                          1.1.3   Instruments of Transfer, Etc.  On the Closing
Date, Seller shall deliver to Buyer: (i) a Bill of Sale and such deeds, assignments, and other good and sufficient instruments of sale, transfer and conveyance (the Bill of Sale to be





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substantially in the form of Schedule 1.1.3 attached hereto) as shall be effective to vest in Buyer all right, title, interest and benefit, including all of Seller's right and title, interests and benefits in and to the Assets, including all required consents to assignment of the Assets; (ii) all instruments, books, records (except the books and records described in Section
1.1.2 hereof); and (iii) other data relating to the Assets, business and operations of the Seller. Seller, upon execution of this Agreement, shall proceed to obtain all necessary consents and transfers and Buyer will cooperate with such efforts.

                   1.2 No Assumption of Liabilities. Except as specifically set forth on Schedule 1.2 attached hereto, Buyer will assume no liabilities of the Seller. Without limiting the foregoing, it is agreed that the liabilities of Seller, which will not be assumed by Buyer, include but are not limited to the following:

                          1.2.1   All liabilities existing as of the Closing
Date whether or not known to Seller:

                          1.2.2   All liabilities for federal, state, local and
foreign taxes, including any transfer taxes in respect of any period or periods ending, or any transactions or events occurring, on or before the Closing Date hereof;

                          1.2.3   Liabilities for expenses incurred by Seller
or any of Seller's agents or employees, or for claims of any kind made against Seller in connection with or by reason of the transactions contemplated by this Agreement;

                          1.2.4   Except as otherwise provided in this
Agreement, liabilities for any brokerage or similar charge or commission for financial, legal or





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other advice or services in connection with this Agreement or the transactions contemplated hereby;

                          1.2.5   Liabilities for copyright fees, penalties or
other charges imposed by the Federal Communications Commission or other federal, state or local governmental authorities incurred prior to the Closing Date or allocable to a period of time prior to the Closing Date;

                          1.2.6   Liabilities for any licensing fees, ASCAP
fees or residuals of any kind or nature for talent, music or film clips except as set forth in Schedule 1.2;

                          1.2.7   Liabilities incurred in connection with or by
reason of the execution of this Agreement or the consummation of the transaction contemplated hereby, including, without limitation, tax liabilities except for sales tax as a result of sale of the Assets; and

                          1.2.8   Liabilities of Seller incurred after the
Closing Date hereof.

                   1.3 Indemnity for Liabilities not Assumed. Seller agrees to indemnify, defend and hold harmless, Buyer from and against any and all liabilities of Seller not assumed by Buyer, including interest, penalties and reasonable attorneys' fees and disbursements, arising out of any liabilities.

                   1.4 Purchase Price. The aggregate purchase price for the Assets is Two Million Dollars ($2,000,000) (the "Purchase Price") payable $100,000 upon execution of this Agreement as a deposit (the "Deposit") and $1,900,000 on the





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Closing Date in cash by wire transfer, certified check or otherwise by presentation of good funds on the Closing Date. Buyer shall also acquire current and merchantable inventory of viewmaster, video tapes and related packaging for value which shall be determined based upon generally acceptable accounting principles at the lower of cost or market and paid 50% on the Closing Date with the balance due 60 days thereafter. The Deposit shall be held in escrow by Leslie Klinger, Esq. [or Kopple & Klinger] ("Escrow Agent") in an attorney escrow account (the "Escrow Account").

                 The Escrow Account shall only be released upon the following terms and conditions: (1) the sale of Assets is successfully closed and concluded and Buyer acquires the Assets from Seller in which event the Escrow Account will be released to Seller as a portion of the purchase price; (2) both Buyer and Seller in writing direct Escrow Agent to release the Escrow Funds;
(3) a court of competent jurisdiction directs Escrow Agent to release the Escrow Funds; (4) the Escrow Funds may be released to Seller five (5) business days after written request of Seller, a copy of which must be delivered to Buyer, if Buyer fails to close and acquire the Assets in accordance with the Assets Purchase Agreement and applicable law; provided, that Seller has complied with all conditions of closing as set forth in the Assets Purchase Agreement; and (5) the Escrow Funds shall be released to Buyer in the event Seller fails to comply with the conditions of closing set forth in the Assets Purchase Agreement; provided, that Buyer shall make such request in writing and provide five (5) business days notice to Seller. In the event of any dispute under the Escrow





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Agreement which cannot be resolved, Escrow Agent may continue to hold the
Escrow Funds until such dispute is resolved.

                 In the event Buyer fails to close due to lack of funds by the Closing Date, the Deposit shall be forfeited to Seller as liquidated damages.

                   1.5 Allocation of Purchase Price. It is hereby agreed that the aggregate purchase will be allocated in accordance with Internal Revenue Code Section 1060 as attached hereto as Schedule 1.5 and Seller and Buyer shall for tax purposes consistently treat the sale of Assets. Seller and Buyer agree to file the forms required by IRC Section 1060 and regulations promulgated thereunder.

            2.   Execution of Agreement and Closing Date

                   2.1 Execution of Agreement. The parties have executed this Agreement on the date first set forth above and shall close not later than September 20, 1995, subject to extension to October 15, 1995 upon the payment of an additional deposit of $50,000 which shall also be held in the attorney escrow account (the "Closing Date"); provided, however, that in the event either party has not fulfilled the conditions of this Agreement by the Closing Date (including any extension thereto), the other party may elect to revoke this Agreement without incurring any liability. Neither party's remedies at law or equity will be deemed waived by any extension or election made hereunder.

                   2.2 Closing Date. The Closing Date shall occur at the office of Kopple & Klinger, 2029 Century Park East, Suite 1040, Los Angeles, CA 90067 at 10:00 AM local time. On the Closing Date the parties of this Agreement shall deliver





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all funds, schedules, and appendices as required herein.  Buyer may require
Seller to confirm this Agreement on the Closing Date by executing additional counterpart signature pages or reconfirmations on such Closing Date which Seller hereby agrees to execute.

            3. Representations and Warranties of Seller. Seller hereby covenants, represents and warrants to Buyer as follows:

                   3.1 Good Title. Except for the liens on the Assets set forth in Schedule 3.1 attached hereto, Seller lawfully owns and has good and marketable title, in and to, and has the full and absolute right to sell to Buyer, all of the properties comprising the Assets, free and clear of all liens, mortgages, pledges, claims or other encumbrances of every nature and description except current ad valorem taxes, if any, which are to be ratably divided between Buyer and Seller based upon the number of days Buyer and Seller own the Assets during the current taxable period.

                          To the best knowledge of Seller, none of the Assets,
or the use thereof: (i) encroaches or infringes on the property or rights of another or (ii) contravenes any applicable law or ordinance or any other administrative regulation or violates any restrictive covenant or any provision of law. There are no agreements or arrangements between Seller and any third person which have any effect upon Seller's title to or other rights respecting the Assets, except as described on Schedule 3.9 attached hereto;

                          (a)     Seller has the sole and exclusive right to
produce and market its video tape and film library as st forth on Schedule 1.1 and conduct its





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business with respect thereto as heretofore conducted and has the full right and power to transfer the Assets;

                          (b)     Seller has the right to bring actions for the
infringement of relevant Federal, state and local law required to protect its interest and proprietary rights in all of the Assets;

                          (c)     Other than as set forth in the contracts
listed on Schedule 3.9, Seller has no present or future obligation or requirement to compensate any person with respect to any of the Assets, whether by the payment of royalties or not, or whether by reason of the ownership, use, license, lease, sale or any commercial use or any disposition whatsoever of any of the Assets;

                          (d)     None of the present or former employees of
Seller own directly or indirectly, or has any other right or interest in, in whole or in part, any of the Assets; and

                          (e)     The Assets constitute all such rights
necessary for Seller to conduct its business related to its video tape and film library as now conducted and as proposed to be conducted by Buyer.

                          3.1.1   Patents, Trademarks, Etc.  Except as
described on Schedule 1.1 annexed hereto, there are no inventions, licenses, patents, patent applications, trademarks, copyrights, trademark or copyright applications or registrations, pending or existing, relating to Seller's video tape or film library owned by or registered in the name of Seller or, to the best of Seller's knowledge, any other person; and the inventions, patents, licenses, trademarks, trade names and copyrights,





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existing or pending, listed on Schedule 1.1 hereto are all such items necessary for the present conduct of Seller's business relating to the Assets, none of which is being contested or infringed upon; and to the best knowledge of Seller, the present conduct of the business of Seller relating to the Assets does not infringe upon or violate the patent, patent rights, trademarks, trade names, trade secrets or copyrights of anyone nor has Seller received any notice of any infringement thereof.

                   3.2 Organization, Good Standing and Compliance. Seller is a duly organized, validly existing corporation and in good standing under the laws of the State of California, with full power and lawful authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation and performance by it of the transactions contemplated hereby have been duly and validly authorized and approved by its Board of Directors, and this Agreement constitutes the valid obligation of Seller legally binding upon and enforceable against it in accordance with its terms. Attached hereto as Schedule 3.2 are copies of Seller's Certificate of Incorporation, with amendments, By-laws and Board of Directors resolutions authorizing this transaction certified by the Secretary of Seller as true, correct and accurate.

                   3.3 Approvals and Consents. Except to the extent that consent is needed to assign any of the contracts listed on Schedule 3.9, no approval or consent of any state, county or local governmental agency or body or private person or entity is required in connection with the execution, delivery, consummation and performance by





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Seller of the terms of this Agreement and the transfer of Assets.  The execution, delivery, consummation and performance by Seller of this Agreement and the transfer of Assets will not materially conflict with or result in the material breach or violation of any term or provision of, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Seller is a party or by which Seller is bound, or any order, writ, injunction or decree, of any court or rule or regulation or any governmental agency or body.

                   3.4 Financial Statements. Attached as Schedule 3.4 is the balance sheet of Seller and the related statements of income for the years ended December 31, 1994, December 31, 1993 and December 31, 1992 (the "Financial Statements"), and the unaudited financial statement prepared by the Seller dated the last full month prior to the Closing Date (hereinafter referred to as the "Balance Sheet Date") which present fairly the financial condition of Seller as at such date and results of operations for the period covered and were prepared in accordance with customary and regular accounting procedures consistently applied by the Company.

                   3.5 Adverse Developments. Seller using due diligence warrants that since the Balance Sheet Date, there as been no material change in the financial condition of the Seller which in any one case or in the aggregate have had or will have a materially adverse effect on its present or future business, and Seller does not know of any development or threatened development of a nature that is or may materially effects its present or future business, and Seller does not know of any development or threatened development of a nature that is or may be materially adverse to its business.





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                   3.6    Assets and Properties.  Schedule 1.1 attached hereto
contains a true and complete schedule, as of the date hereof, of all of the Seller's Assets. On the date hereof Seller's operating Assets are in good operating condition and repair and are useful, appropriate and adequately adapted to the operation of Seller as now conducted, and to the best of Seller's knowledge the operation thereof in the manner presently conducted by Seller are not in violation of any local or state law, ordinance, code or regulation, or zoning or building laws.

                   3.7 Employees and Consultants. Schedule 3.7 contains (i) the names, job designations and compensation of all employees of the Company and (ii) the name of each consultant, consulting firm, agent or other similar person or company and a statement of the financial arrangement with such consultants. Seller represents that there are no employee benefit plans including stock option plans or profit sharing plans except as set forth in
Schedule 3.7.

                   3.8    Legal Proceedings, Etc.  Except as provided on
Schedule 3.8, there are no material disputes, claims, actions, suits or proceedings, arbitration, or investigations, either administrative or judicial, pending, or, to the best knowledge of Seller, threatened or contemplated, by, against or affect or relating to Seller, the business of Seller or any of the Assets, at law or in equity or otherwise before or by any court or governmental agency or body, domestic or foreign, or before an arbitration of any kind.





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                   3.9    Material Contracts.  Schedule 3.9 lists all of the
following contracts, obligations or commitments to which the Seller or any of its subsidiaries is a party or by which the Seller or any of its subsidiaries may be bound:

                            (a)   Material contracts, other than contracts for
the sale of inventory or contracts having a term of less than 30 days for the supply of raw materials in each case made in the ordinary course of business.

                            (b)   Employment contracts which are not terminable
by their terms without cost or other liability to Seller or its subsidiaries, or any successor thereof, upon notice of 30 days or less.

                            (c)   Contracts with any labor union or other
collective bargaining group or settlement or conciliation agreement with any governmental agency administering fair employment practice laws or orders.

                            (d)   Other than as set forth in Section 3.7 or
Schedule 3.7 there are no bonus, pension, profit sharing, annuity, deferred compensation, retirement, stock purchase, stock option, stock ownership, or similar plan or trust providing for employment benefits or any currently outstanding loan or advance made by Seller or its subsidiaries to any affiliate, officer, agent or employee of Seller or its subsidiaries.

                            (e)   Leases with respect to any material item of
property, real or personal, to which the Seller or any of its subsidiaries is a party whether as lessor or lessee.

                            (f)   Mortgages, pledges, deeds of trust, loan or
credit agreements, contracts for borrowed money, guaranties or similar instruments.





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                            (g)   Contracts with talent.

                            (h)   Supply or requirements contracts with
customers.

                            (i)   Contracts for music.

                          No material default or alleged material default
exists under any of the foregoing contracts, obligations or commitments.

                  [Balance of Page Intentionally Left Blank.]





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                        3.9A     Universal-Florida Account.  Buyer is advised
that Universal Studios - Florida ("Universal") is under no obligation, whether written or oral, express or implied, to purchase from Seller any goods, except to the extent that Universal has placed an order with Seller to purchase goods. Likewise, Seller is under no obligation, whether written or oral, express or implied, to sell goods to Universal, except to the extent that Seller has received an order from Universal to purchase goods. To the best of Seller's knowledge, (a) Universal is not now, nor has it every been, in material breach of its obligation to purchase from Seller goods Universal has ordered; (b) Seller is not now, nor has it ever been, in material breach of its obligation to sell to Universal goods Universal has ordered; and (c) Universal has never notified Seller of any material problem with respect to any goods that Seller has sold to Universal or with respect to any aspect of Seller's relationship with Universal.

                   3.10 Brokerage. No broker, finder or similar agent has been employed by or on behalf of Seller, and no person or entity with which Seller has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation, in connection with this Agreement or the transactions contemplated hereby except as set forth on Schedule 3.10.

                   3.11 Delivery of Copies of Documents. Copies of all documents described in the Schedules and Appendices of this Agreement, and not otherwise attached, are listed on Schedule 3.11, and all such documents are true, correct and complete copies thereof and include all amendments, supplements or modifications





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thereof or waivers currently in effect thereunder.  The above documents will be furnished both prior to the execution of this Agreement and prior to Closing.

                   3.12   Environmental Standards.  (a)  Except as set forth in
Schedule 3.12, Seller has obtained all permits, licenses, approvals, consents, certificates and authorizations except those which are not material to the conduct of the business of Seller ("Environmental Permits") required under any Federal, state or local law, rule, ordinance, code, regulation or order currently existing and in effect regulating air quality, water quality or any hazardous, solid or toxic waste or substance ("Environmental Laws") from all governmental entities having jurisdiction over Seller or its subsidiaries and the properties owned or used in connection with their operations and each such Environmental Permit is in full force and effect.

                            (b)   Except as set forth in Schedule 3.12. (i)
Seller has not generated, manufactured, refined, transported, treated, stored, handled, disposed of, transferred, produced or processed any hazardous, solid or toxic waste or substance in violation of any then applicable Environmental Law and (ii) has not violated in any material respect any Environmental Laws or received any notice from any governmental entity or other party alleging any such violation.

            4. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

                   4.1 Organization, Good Standing and Authority. Buyer is a duly organized, validly existing corporation and in good standard under the laws of the State of Delaware, with full power and lawful authority to execute and deliver this





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Agreement and to consummate and perform the transactions contemplated hereby.
The execution and delivery of this Agreement by Buyer and the consummation and performance by it of the transactions contemplated hereby have been duly and validly authorized and approved by its Board of Directors, and this Agreement constitutes the valid obligation of Buyer legally binding upon and enforceable against it in accordance with its terms. Attached hereto as Schedule 4.1 are copies of the Articles of Incorporation, with amendments, by-laws and Board of Directors Resolutions of Buyer, certified by Buyer.

                   4.2 Brokerage. No broker, finder or similar agent has been employed by or on behalf of Buyer, and no person or entity with which Buyer has had any dealings or communications of any kind is entitled to any broker commission, finder's fee or any similar compensation, in connection with this Agreement or the transactions contemplated hereby, except as set forth on
Schedule 4.2.

                   4.3 Disclosure. No representation or warranty by Buyer contained in this Agreement, and no statement or information contained in any writing delivered to Seller pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements or information contained herein or therein not misleading.

                   4.4 Approval and Consents. No approval or consent of any state, county or local governmental agency or body or private person or entity is required in connection with the execution, delivery, consummation and performance by Buyer of the terms of this Agreement and the transfer of Assets. The execution, delivery,





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consummation and performance by Buyer of this Agreement and the transfer of
Assets will not conflict with or result in the material breach or violation of any term or provision of, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Buyer is a party or by which Buyer is bound, or any order, writ, injunction or decree, of any court or rule or regulation or any governmental agency or body.

                   4.5 Buyer's Opinion of Counsel. As a condition of Closing, Seller shall have received the written opinion, dated the Closing Date and addressed to it from its counsel, in form and substance as set forth on
Schedule 4.5.

                   4.6 Collection of Receivables. Buyer agrees to use its best efforts to collect receivables of Seller which relate to periods prior to the Closing Date. Buyer will remit to Seller checks related to such receivables as checks are collected.

                   4.7 Sales Tax Resale Certificate. Buyer shall furnish Seller with a sales tax resale certificate by the Closing Date.

                   4.8 Sales Tax. Buyer agrees to be liable for all sales tax payments due and owing solely as a result of the sale of Assets as set forth herein.

            5. Seller's Opinion of Counsel. As a condition of Closing, Buyer shall have received the written opinion, dated the Closing Date and addressed to it (and specifically confirmed to the senior lender for its reliance), from counsel for Seller, in form and substance as set forth on Schedule 5.





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            6.   Miscellaneous.

                   6.1 Survival of Representations and Warranties. The representations, warranties, covenants and agreements made in this Agreement, or in any writing delivered pursuant hereto to the extent that it relates to any such representations, warranty, covenant or agreement, shall survive the execution and delivery hereof.

                   6.2 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

                   6.3 Notices. Any notice or communication given pursuant hereto shall be in writing and deemed given when delivered personally or when mailed by certified mail, postage prepaid, as follows:

                          6.3.1   If to Seller, as follows:
                                  Cinescope Enterprises, Inc.
                                  d/b/a Panorama International Productions
                                  2621 Empire Avenue
                                  Burbank, CA 91504
                                  Attention:  Mr. Dion Recachina

                 with a copy to:

                                  Leslie S. Klinger, Esq.
                                  Kopple & Klinger
                                  2029 Century Park East, Suite 1040
                                  Los Angeles, CA 90067

                          6.3.2   If to Buyer, as follows:

                                  Panorama International Productions, Inc.
                                  c/o InterBank Communications, Inc.
                                  630 Fifth Avenue, Suite 820
                                  New York, NY 10111





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                                  with a copy to:

                                  H. Bruce Bronson, Jr., Esq.
                                  Bronson & Migilaccio
                                  287 Bowman Avenue, Suite 305
                                  Purchase, NY 10577

or to such other address or addresses as hereinafter shall be furnished by any of the parties hereto to any of the other parties hereto.

                   6.4 Waiver; Remedies. No delays on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any such party or any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any part hereto may otherwise have at law or in equity.

                   6.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior agreements or understandings of the parties relating thereto and shall not be modified or amended in any fashion except by instrument in writing signed by the party charged with such modification or amendment.





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                   6.6    Counterparts.  This Agreement may be executed in any
number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

                   6.7 Governing Law. this Agreement shall be construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within such State.

                   6.8 Variations in Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons or entity may require.

                   6.9 Exhibits, Appendices and Schedules. All exhibits, appendices and schedules appended hereto are incorporated in and made a part of this Agreement. All such exhibits, appendices and schedules have been initialled for identification by the parties hereto. All such exhibits, appendices and schedules will be updated to the extent of any changes at Closing.

                   6.10 Captions. All sections, title or captions contained in this Agreement, in any Exhibit annexed hereto or in any Schedule referred to herein and the table of contents, if any, to this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

                   6.11 Covenant Not to Compete. As a condition of Closing, Seller agrees to provided non-competition agreements in the form as attached hereto as





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Schedule 6.11 for Seller and Dion Recachina and Laura Recachina, husband and wife, who are the sole owners of the stock of Seller.

                   6.12 Further Assurances. Each of the parties hereto shall, subject to the fulfillment at or before the Closing Date of each of the conditions to its performance set forth herein or the waiver thereof, perform such further acts and execute such documents as reasonably may be required to effectuate the transactions contemplated hereby. Each of the parties hereto shall use all reasonable efforts expeditiously to fulfill or to obtain the fulfillment of the conditions set forth in this Agreement.

                 As a condition of Buyer's obligation to purchase the Assets Seller (i) shall deliver all schedules and appendices and perform all acts required by this Agreement in a form and manner consistent with this Agreement;
(ii) cooperate with Buyer's efforts to obtain a loan from a bank or other financial institution including Seller's providing of all information or documents (including consents to transfer) as may be required; (iii) will have received all material consents and approvals necessary to transfer the Assets;
(iv) will have caused Dion Recachina to have entered into a Production Agreement for the future performance of production of films as needed by Buyer for an eighteen (18) month period pursuant to the contract attached hereto as
Schedule 6.12; and (v) Buyer and Gifts Limited, Inc., a Nevada corporation will have executed a 5 year requirements contract covering the purchase of Gifts Limited, Inc. of





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
Seller's video tapes and viewmaster products pursuant to the contract as set forth as Schedule 6.12(A).

                   6.13 Effect of Invalidity. Should any part of this Agreement, for any reason, be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated.

                   6.14 Escrow. Upon closing either (a) $150,000 will be placed in an interest bearing attorney escrow account with Leslie S. Klinger, Esq. pursuant to an Escrow Agreement or (b) Dion and Laura Recachina will indemnify Buyer for up to $150,000 for any breach of representation, warranty or covenants contained herein for a period of 18 months. If the funds are escrowed, they will be released 50% after one year and 50% after eighteen months; provided, however, that Buyer has incurred no expenses or liabilities for Seller's undisclosed liabilities or misrepresentations or for which Seller has given its warranty. All interest accrued on the escrow account shall be payable to Seller upon the termination of the Escrow Agreement, provided that such interest has not been invaded to make payments to or for the benefit of Buyer as provided herein. Buyer shall have the right, subject to the terms of the Escrow Agreement, to offset liabilities or expenses incurred by it which are the result of an undisclosed liability, misrepresentation or related to a warranty of Seller or failure of covenants or conditions of Seller or due to such other adjustment as is contemplated by this Agreement. The parties to this Agreement will indemnify and hold Escrow Agent harmless for any of his acts as escrow agent except wilful misconduct.





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
            7.   Indemnification Provisions

                   7.1 Indemnification by Buyer. Subject to the limitations set forth in Section 7.5 hereof, Buyer shall defend, indemnify and hold harmless Seller, and its employees, officers, directors and shareholders, and its transferees, successors and assigns (individually, a "Seller Indemnitee" and collectively the "Seller Indemnities"), from and against any and all claims, losses, deficiencies, damages, costs and expenses (including fees and disbursements of counsel) (together, "Losses") arising out of, related to, or resulting from (i) any breach by Buyer of any of Buyer's representations and warranties hereunder or in any certificate, agreement or instrument delivered by Buyer to Seller in connection with the transactions contemplated hereby and
(ii) any failure by Buyer to perform any covenant or agreement made or to be performed by Buyer pursuant to this Agreement (iii) any liabilities of Seller assumed by Buyer pursuant to the terms hereof, and (iv) any liabilities arising after the Closing Date and relating to the Assets.

                   7.2 Indemnification by Seller. Subject to the limitations set forth in Section 7.5 hereof, Seller shall defend, indemnify and hold harmless Buyer, and its employees, officers, directors and shareholders, and its transferees, successors and assigns (individually, a "Buyer Indemnitee" and collectively the "Buyer Indemnities"), from and against any and all Losses arising out of, related to, or resulting from (i) any breach by Seller of any of its representations and warranties hereunder or in any certificate, agreement or instrument delivered to Buyer in connection with the transactions contemplated hereby; (ii) any failure by Seller or its shareholders to





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
perform any covenant or agreement made or to be performed by Seller or its shareholders pursuant to this Agreement; or (iii) any taxes or other liabilities arising from the operations of Seller or its subsidiaries prior to the Closing Date.

                   7.3    Procedure in Event of Indemnity.

                          (a)     Notice to the indemnifying party shall be
given promptly after receipt by any Seller Indemnitee or Buyer Indemnitee of actual knowledge of the commencement of any action or the assertion of any claim that will likely result in a claim by it for indemnity pursuant to this Agreement. Such notice shall set forth in reasonable detail the nature of such action or claim to the extent known, and include copies of any written correspondence from the party asserting such claim or initiating such action. The indemnifying party shall be entitled, at its own expense, to participate in the defense of such action or claim or, if (a) the action or claim involved seeks (and continues to seek) solely monetary damages, (b) the indemnifying party is obligated to indemnify and hold harmless the other party with respect to such damages in their entirety pursuant to Sections 7.1 or 7.2, and (c) the indemnifying party shall admit in writing its obligations to indemnify in connection therewith, then such party shall be entitled to assume and control such defense with counsel chosen by such party; provided, that a decision or judgment with respect to such action or claim will not have any direct or indirect material adverse effect upon the person seeking indemnification. The person seeking indemnification shall be entitled to participation therein after such assumption, the costs of such participation following assumption to be at its own expense. Upon assuming such defense, the indemnifying party shall agree to be fully responsible for, and to pay, the entire amount of any monetary judgment or settlement, and shall have full rights to enter into any monetary compromise or settlement which is dispositive of the matters involved; provided, that such settlement will not have any direct or indirect material adverse effect upon the person seeking indemnification. In the event that the indemnifying party assumes the defense of such action or claim, it shall be conducted by counsel chosen by such party and approved by the party seeking indemnification, which approval shall not be unreasonably withheld.

                          (b)     With respect to actions as to which (i) the
indemnifying party does not have the right to assume the defense, or (ii) it shall not have exercised its right to assume the defense, the party seeking indemnification shall assume and control the defense of and contest such action with counsel chosen by it and approved by the indemnifying party, which approval shall not be unreasonably withheld. The indemnifying party shall be entitled to participate in the defense of such action, the cost of such participation to be at its own expense. The indemnifying party shall be obligated to pay the attorneys' fees and expenses of the party seeking indemnification to the extent that such fees and expenses related to claims as to which indemnification is payable under Sections 7.1 or 7.2. The party seeking indemnification shall have full rights to dispose of such action and enter into any monetary compromise or settlement; provided, however, that in settling any action in respect of which indemnification is payable under Sections 7.1 or 7.2, it shall act reasonably and in good faith.

                          (c)     Both the indemnifying party and the
indemnified party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such claim or action, including without limitation, by making available to the other all pertinent information and witnesses within its control.

                   7.4 Survival of Representations and Warranties and Covenants. The representations and warranties of Buyer and of Seller set forth in this Agreement and in any certificate, agreement or instrument delivered in connection with the transactions contemplated hereby, shall survive the Closing.

         8.      Conduct Pending Closing.

                   8.1 Access to Premises and Records. Between the date of execution and delivery of this Agreement and the Closing Date, Seller shall allow Buyer, its accountants, auditors, engineers and representatives access to the books and records of Seller.

                   8.2 Continuity and Maintenance of Operations. Seller shall continue to operate its business, shall maintain the Assets (including maintenance and replenishment of all inventories) and shall keep all of its business books, records, and files all in the ordinary course of business in accordance with past practices, consistently applied. Seller shall bear the risk of loss on or prior to Closing with respect to the Assets as a result of any loss, claim, casualty, or calamity. Seller shall not, without prior written consent of Buyer, which consent shall not be unreasonably withheld (i) change the rate charged for its products or (ii) sell more product than is normally and usual to any customer or Seller. Seller shall not sell, transfer, assign, or permit the creation of any Security Interest on any of the Assets without the prior written consent of Buyer. Except as otherwise required under the terms of this Agreement, Seller may not amend or cancel any contract or agreement which is necessary or appropriate for the maintenance of the Assets or the operation of the business in the ordinary course of business.

                   8.3 Existing Relationships. Except as otherwise required by this Agreement, Seller shall use its best efforts to preserve the business as a going concern and to preserve existing relationships with suppliers, customers, and others having business dealings with Seller, all in accordance with Seller's ordinary course of business consistent with past practices.

                   8.4 Employees; Employment Relationship. All of Seller's employees shall be and remain Seller's employees, with Seller having full authority and control over their actions, and Buyer shall not assume the status of an employer or a joint employer of, or incur or be subject to any liability or obligation of an employer with respect to, any such employees unless and until actually hired by Buyer. Seller shall be solely responsible for any and all liabilities and obligations Seller may have to its employees, including without limitation compensation, severance pay, and accrued vacation time and long-term disability, if applicable. Seller shall comply with the provisions of any laws relating to workers and shall be solely responsible for any and all liabilities, penalties, fines, or other sanctions that may be assessed or otherwise due under such laws on account of the closing of the transaction contemplated by this Agreement and the dismissal or termination of any of Seller's employees by Seller at or prior to Closing. Seller shall use its best efforts to preserve Seller's relationship with its employees and shall pay to those employees all salaries, commissions, benefits and other compensation to which they are entitled for services rendered prior to Closing. Seller shall not, without the prior written consent of Buyer, which consent shall not be withheld unreasonably, change the compensation of any employees of Seller were such changes would be inconsistent with Seller's past practices consistently applied.

                   8.5 Buyer's Rights to Employ. Seller agrees to arrange private meetings with key employees immediately prior to the Closing Date in order for Buyer to discuss the hiring of Seller's employees after the Closing Date. Seller agrees and acknowledges, however, that Buyer is under no obligation to offer employment to any of these employees. Current employees of Seller which are hired by Buyer, if any, shall not be considered to be in the employ of Buyer until such time as they have been formally hired by Buyer and satisfy the active work requirement of completing one full hour of active service for Buyer.

                   8.6 News Releases and Media Notification. Prior to Closing any and all news releases or other notification of the local media with respect to the transactions contemplated in this Agreement shall be subject to the prior consent of both Seller and Buyer, which consent shall not be unreasonably withheld.

         IN WITNESS WHEREOF, Seller and Buyer have caused the Assets Purchase Agreement to be duly executed and delivered and their corporate seals to be hereunder affixed as of the day and year first above written.


                                        SELLER

                                        CINESCOPE ENTERPRISES INC. D/B/A
                                        PANORAMA INTERNATIONAL
                                        PRODUCTIONS

Attest:
                                        By:       /s/Dion Recachina
                                                  ----------------------------
                                        Title:    President
------------------------------------              ----------------------------


                                        BUYER:

                                        PANORAMA INTERNATIONAL
                                        PRODUCTIONS, INC.


Attest:
                                        By:       /s/David K. Haspel
                                                  ----------------------------
/s/Edward H. Resnick                    Title:    President
------------------------------------              ----------------------------
  Secretary

       As to paragraph 6.14 only, the undersigned have executed this Agreement.


                                        /s/Dion Recachina
                                        --------------------------------------
                                        Dion Recachina


                                        /s/Laura Recachina
                                        --------------------------------------
                                        Laura Recachina




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